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                                                                    Exhibit 23.2

The General Partners of
Windsor Park Properties 6, A California Limited Partnership
c/o The Windsor Corporation
6160 South Syracuse Way
Greenwood Village, Colorado  80111



We hereby consent to the use of our name and to the description of our opinion letter, dated March 1, 2000, under the caption "Fairness Opinion" in, and to the inclusion of such opinion letter as Appendix A to, the Consent Solicitation Statement filed as part of the Proxy Statement on Schedule 14A of Windsor Park Properties 6, A California Limited Partnership ("WPP 6"). In addition, we hereby consent to the inclusion of our opinion letter and presentation materials as exhibits to WPP 6's Transaction Statement on Schedule 13E-3 and the incorporation by reference of information relating to us into such Transaction Statement from WPP 6's Proxy Statement.



                             LEGG MASON WOOD WALKER, INCORPORATED



                             By:  /s/ Thomas E. Robinson
                                  ----------------------
                                  Thomas E. Robinson
                                  Managing Director